UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2018 (January 2, 2018)

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new
or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01.  Entry into a Material Definitive Agreement.

Background

As previously reported in the Current Report on Form 8-K filed by Molina Healthcare, Inc. (the “Company”) with the Securities and Exchange Commission on December 7, 2017, the Company entered into a commitment letter (the “Commitment Letter”) with SunTrust Bank and SunTrust Robinson Humphrey, Inc. (“STRH” and, together with SunTrust Bank, the “Original Commitment Parties”), pursuant to which, subject to the terms and conditions set forth therein, the Original Commitment Parties committed to provide, among other things, a 364-day unsecured senior bridge facility in an aggregate principal amount of up to $550.0 million (the “364-Day Bridge Facility”) to be used to (i) satisfy conversions of the Company’s 1.125% Cash Convertible Senior Notes due 2020 (the “1.125% Notes”), (ii) satisfy and/or refinance indebtedness incurred to satisfy conversions of the 1.125% Notes, (iii) repay or refinance the Company’s existing revolving credit facility and (iv) pay fees and expenses in connection with the foregoing (collectively, the “Transactions”).

Amended and Restated Commitment Letter

On January 2, 2018, the Company entered into an Amended and Restated Commitment Letter (the “Amended and Restated Commitment Letter”) with the Original Commitment Parties and the New Commitment Parties (as defined below and, together with the Original Commitment Parties, the “Commitment Parties”), which amends, supersedes and replaces in all respects the Commitment Letter.  The Amended and Restated Commitment Letter amends and restates the Commitment Letter to, among other things, (a) add Barclays Bank PLC, MUFG (as defined in the Amended and Restated Commitment Letter), Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley Senior Funding, Inc. (collectively, the “New Commitment Parties”) as Commitment Parties to the 364-Day Bridge Facility, (b) reflect that the Commitment Parties achieved a successful syndication of the 364-Day Bridge Facility and (c) allow the Company to use any remaining proceeds following the Transactions for general corporate purposes.

Bridge Credit Agreement

On January 2, 2018, the Company and the Guarantors (as defined below) entered into a Bridge Credit Agreement (the “Bridge Credit Agreement”) evidencing the 364-Day Bridge Facility with SunTrust Bank, Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., and Morgan Stanley Senior Funding, Inc., as Lenders, and SunTrust Bank, as Administrative Agent (the “Administrative Agent”).   Pursuant to the Bridge Credit Agreement, the 364-Day Bridge Facility is available for use by the Company to fund the Transactions and, subject to the satisfaction of specified conditions therein, for general corporate purposes.

The 364-Day Bridge Facility matures on January 1, 2019 (the “Initial Maturity Date”) and, subject to the satisfaction of specified conditions therein, the Company may elect to extend twice the Initial Maturity Date by a period of six months each.

Borrowings under the 364-Day Bridge Facility will bear interest based, at the Company’s election, at a base rate or an adjusted LIBOR rate, plus in each case the applicable margin.  The base rate is the highest of (a) the rate which the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time, (b) the federal funds rate, as in effect from time to time, plus 0.50% per annum and (c) a rate per annum equal to adjusted LIBOR for a term of one month plus 1.0% per annum (any changes in such rates to be effective as of the date of any change in such rate).  The adjusted LIBOR rate, with respect to each interest period for any loan that bears interest at a rate determined by adjusted LIBOR, is (a) the rate per annum equal to the London interbank offered rate for deposits in U.S. dollars appearing on Reuters screen page LIBOR 01 at approximately 11:00 a.m. (London time) two business days prior to the first day of such interest period, with a maturity comparable to such interest period, divided by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System), and notwithstanding the foregoing, has a floor of 1.00% per annum.  In addition to interest payable on the principal amount of indebtedness from time to time under the Bridge Credit Agreement, the Company is required to pay fees to the Administrative Agent in the amount and at the time previously agreed upon in writing by the Company and the Administrative Agent.

The Company’s wholly-owned subsidiaries which guarantee the Company’s obligations under the indenture governing the Company’s 4.875% Senior Notes due 2025 (the “4.875% Notes Indenture”) and the Company’s existing revolving credit facility (the “Existing Revolving Credit Facility”) (i.e., Molina Information Systems, LLC, Molina Pathways LLC and Pathways Health and Community Support LLC (the “Guarantors”)) have jointly and severally guaranteed the Company’s obligations under the Bridge Credit Agreement.

The Bridge Credit Agreement contains usual and customary (a) affirmative covenants for credit facilities of this type and substantially similar to those contained in the credit agreement governing the Existing Revolving Credit Facility, (b) negative covenants consistent with those contained in the 4.875% Notes Indenture and (c) events of default for credit facilities of this type and substantially similar to those contained in the 4.875% Notes Indenture.

The foregoing summaries of the Amended and Restated Commitment Letter and the Bridge Credit Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amended and Restated Commitment Letter and the Bridge Credit Agreement, copies of which are being filed as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect the 364-Day Bridge Facility evidenced by the Bridge Credit Agreement is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)            Exhibits:

Exhibit No.	Description

10.1
Amended and Restated Commitment Letter, dated as of January 2, 2018, by and among Molina Healthcare, Inc., SunTrust Bank, SunTrust Robinson Humphrey, Inc., Barclays Bank PLC, MUFG, Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Morgan Stanley Senior Funding, Inc.

10.2
Bridge Credit Agreement, dated as of January 2, 2018, by and among Molina Healthcare, Inc., as the Borrower, Molina Information Systems, LLC, Molina Pathways LLC and Pathways Health and Community Support LLC, as the Guarantors, SunTrust Bank, Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., and Morgan Stanley Senior Funding, Inc., as Lenders, and SunTrust Bank, as Administrative Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	January 2, 2018	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Commitment Letter, dated as of January 2, 2018, by and among Molina Healthcare, Inc., SunTrust Bank, SunTrust Robinson Humphrey, Inc., Barclays Bank PLC, MUFG (as defined therein), Bank of America, N.A., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc.

10.2
Bridge Credit Agreement, dated as of January 2, 2018, by and among Molina Healthcare, Inc., as the Borrower, Molina Information Systems, LLC, Molina Pathways LLC and Pathways Health and Community Support LLC, as the Guarantors, SunTrust Bank, Barclays Bank PLC, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., and Morgan Stanley Senior Funding, Inc., as Lenders, and SunTrust Bank, as Administrative Agent.